UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Roberts Realty Investors, Inc., the registrant, conducts its business through Roberts Properties Residential, L.P. (the “Operating Partnership”), which owns all of our properties. On November 3, 2014, the Operating Partnership entered into a Reciprocal Easements Agreement with Highway Nine Investors, LLC (“Highway Nine”), which is wholly owned by Mr. Charles S. Roberts, the Chief Executive Officer and Chairman of the Board of Roberts Realty. The Reciprocal Easements Agreement relates to the development of our 22-acre Bradley Park apartment property.

Highway Nine owns a 5.8-acre undeveloped land parcel that is zoned for commercial development and is adjacent to our Bradley Park apartment property. Under the agreement, the Operating Partnership obtained temporary, non-exclusive easements: (a) to allow the Operating Partnership to deposit Bradley Park’s excess dirt on the Highway Nine parcel instead of having to haul the excess dirt to a much farther away location, which results in a construction cost savings for the Bradley Park apartment community; (b) to allow the Operating Partnership to perform grading work related to moving the excess dirt; and (c) to allow the Operating Partnership to extend a sanitary sewer line at Highway’s Nine’s expense. Highway Nine also granted the Operating Partnership a perpetual, exclusive and irrevocable easement to construct, maintain and use approximately 13 surface level parking spaces on a portion of the 5.8-acre Highway Nine commercial parcel. The Operating Partnership agreed to allow part of the entry drive for the Highway Nine commercial parcel to be located on a part of the Bradley Park property that was not being used for the Bradley Park apartment community. These reciprocal easements will benefit both parties, and no additional consideration was paid by either party.

In compliance with the applicable listing rules of the NYSE MKT stock exchange, our audit committee, which is composed of three independent directors, approved the agreement as outlined above in accordance with the committee’s charter. Additionally, in accordance with our Code of Business Conduct and Ethics, the board of directors approved the agreement, with Mr. Roberts abstaining from the vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Reciprocal Easements Agreement dated November 3, 2014 by and between Highway Nine Investors, LLC and Roberts Properties Residential, L.P. (Bradley Park)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: November 7, 2014	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer

2